UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-KA

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 22, 2000

                                 QUEST NET CORP.
             (Exact Name of Registrant as Specified in its Charter)

                           2999 NE 191ST STREET, PH-8
                            AVENTURA, FLORIDA 33180
                    (Address of principal executive offices)

                                 (305) 935-1080

                          Registrant's telephone number

                            PARPUTT ENTERPRISES, INC.
                             12835 E. ARAPAHOE ROAD
                               TOWER I, PENTHOUSE

                            ENGLEWOOD, COLORADO 80112
                        (Former name and former address)


        Florida                    000-24447                    84-1331134
        -------                    ---------                    ----------
(State of Incorporation)   (Commission File Number)           (IRS Employer
                                                               I.D. Number)

ITEM 7.  FINANCIAL STATEMENTS

     The audited consolidated financial statements of Quest Net Corp. for the year ended June 30, 1999 and the related consolidated statements of operation , shareholders equity and cash flows for the years ended June 30, 1999 and 1998; the unaudited consolidated financial statements for the six month period ended December 31, 1999 and the audited balance sheet of Wings Online, Inc., subsidiary of the Company, for the years ended June 30, 1999 and 1998 and the related consolidated statements of operation , shareholders equity and cash flows for the years ended June 30, 1999 and 1998 are attached hereto.

     The audited financial statements of Parputt Enterprises, Inc. for the year ended September 30, 1999 and the unaudited financial statements for the 3-month period ended December 31, 1999 are attached hereto.

     No  pro  forma   financial   statements  are  included   herein.   Parpputt
Enterprises, Inc. has no operations, assets or liabilities and therefore, the pro forma financial statements are not material.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

                                       QUEST NET CORP.

                                       By /s/ Charles Wainer, President

                                          --------------------------------

Date: March 22, 2000

                                 QUEST NET CORP

                                 --------------
                          (A Development Stage Company)

                                                                          Page
                                                                          ----

Independent auditors' report...........................................    F-2

Balance sheet as of June 30, 1999......................................    F-3

Consolidated  statements  of  operations,
  for the years ended June 30, 1999 and
  1998, and for the period November 28, 1995
  (inception) through June 30, 1999 ...................................    F-4

Consolidated statements of shareholders' equity
  for the period November 28, 1995 (inception) through June 30, 1999 ..    F-5

Consolidated  statements  of cash  flows,
  for the years ended June 30, 1999 and
  1998, and for the period November 28, 1995
  (inception) through June 30, 1999 ...................................    F-7

Notes to consolidated financial statements.............................    F-8

To the Board of Directors and Shareholders
Quest Net Corp. and Subsidiaries

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Quest Net Corp. and subsidiaries (a Florida corporation in the development stage) as of June 30, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1999 and 1998 and for the period November 28, 1995 (inception) through June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quest Net Corp. and subsidiaries, as of June 30, 1999 and 1998 and the results of their operations and cash flows for the years ended June 30, 1999 and 1998 and for the period November 28, 1995 (inception) through June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $9,032,794 for the year ended June 30, 1999, negative cash flows from operations and has a limited operating history. These and other factors discussed in Note A to the consolidated financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to those matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado

July 10, 1999


                                QUEST NET CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1999

                                     ASSETS
CURRENT ASSETS
        Cash........................................................ $4,298,289
        Accounts receivable, net of $867,842 allowance .............     11,084
        Accounts receivable, other..................................      2,276
        Prepaid expenses............................................     29,155
                                                                     ----------
                        TOTAL CURRENT ASSETS........................  4,340,804

PROPERTY AND EQUIPMENT, net of
        accumulated depreciation of $266,159 (Note C)...............  1,329,364

PROPERTY NOT IN SERVICE (Note C)....................................    434,144
INTANGIBLE ASSETS, net of
        accumulated amortization of $41,453  (Note A)...............    501,031

DEPOSITS............................................................     69,800
                                                                     ----------
                                                                     $6,675,143
                                                                     ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable, trade..................................... $   44,114
        Accrued compensation (Note E)...............................  1,118,265
        Due to related party (Note B)...............................    100,000
        Accrued expenses............................................     25,506
        Accrued payroll taxes.......................................     64,814
                                                                     ----------
                        TOTAL CURRENT LIABILITIES...................  1,352,699


COMMITMENTS (Note H)................................................          -

SHAREHOLDERS' EQUITY
        Preferred stock, no par value; 5,000,000 shares authorized;
          100,000  shares issued and outstanding, respectively......  1,000,000
        Common stock, no par value; 50,000,000 shares authorized;
          22,045,500 shares issued and outstanding ................. 12,988,011
          47,000 outstanding common stock warrants..................      7,191
          10,000 outstanding common stock options...................     25,800
        Additional paid in capital..................................    341,700
        Deficit accumulated during development stage................ (9,040,258)
                                                                     ----------
                        TOTAL SHAREHOLDERS' EQUITY .................  5,322,444
                                                                     ----------
                                                                     $6,675,143
                                                                     ==========

        See accompanying notes to the consolidated financial statements


                                QUEST NET CORP.
                                ---------------
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       November 28,
                                                                                           1995
                                                                                        (inception)
                                                           For the Years Ended June 30,   Through
                                                           ----------------------------   June 30,
                                                                  1999        1998          1999
                                                              -----------  ---------    -----------
REVENUES

        Internet related services.. ........................  $   136,361  $       -   $   136,361
        OTHER:

        Bandwidth sales (Note H)............................      396,000          -       396,000
        Software sales and development (Note H).............      537,837          -       537,837
                                                              -----------  ---------   -----------
                        TOTAL REVENUES                          1,070,198          -     1,070,198
                                                              -----------  ---------   -----------
COSTS AND EXPENSES
        Cost of internet related services...................       95,088          -        95,088
        Cost of revenues - software sales and development...      600,000          -       600,000
        Stock based compensation............................    7,029,485          -     7,029,485
        Bad debt expense....................................      893,095          -       893,095
        Salaries and bonuses................................      383,160          -       383,160
        Consulting fees, related party (Note B).............      135,000          -       135,000
        General and administrative..........................      599,861      4,761       607,325
        Depreciation and amortization.......................      313,367          -       313,367
        Loss on disposal of assets..........................       56,559          -        56,559
                                                              -----------  ---------   -----------
                        TOTAL OPERATING EXPENSES               10,105,615      4,761    10,113,079
                                                              -----------  ---------   -----------
                        OPERATING LOSS                         (9,035,417)    (4,761)   (9,042,881)
NON-OPERATING INCOME (EXPENSE)
        Interest expense....................................       (5,943)         -        (5,943)
        Interest income.....................................        8,566          -         8,566
                                                              -----------  ---------   -----------
                        NET LOSS BEFORE INCOME TAXES          $(9,032,794) $  (4,761)  $(9,040,258)

INCOME TAXES (NOTE F)
        Current tax benefit.................................    1,523,658        678     1,524,722
        Deferred tax expense................................   (1,523,658       (678)   (1,524,722)
                                                              -----------  ---------   -----------
                        NET LOSS                              $(9,032,794) $  (4,761)  $(9,040,258)
                                                              ===========  =========   ===========
NET LOSS PER SHARE:
        Basic...............................................  $     (0.68)     *
                                                              ===========  =========
        Diluted.............................................  $     (0.68)     *
                                                              ===========  =========
SHARES USED FOR COMPUTING NET LOSS PER SHARE:
        Basic................................................  13,322,111    960,028
                                                              ===========  =========
        Diluted..............................................  13,322,111    960,028
                                                              ===========  =========
* Less than $.01 per share













        See accompanying notes to the consolidated financial statements

                                       F-4


                                QUEST NET CORP.
                                ---------------
                         (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
            From November 28, 1998 (inception) through June 30, 1999
                                                                                                              Deficit
                                                                                                            Accumulated
                                                                                                  Additional  During       Total
                                                 Preferred Stock        Common Stock               Paid In  DevelopmentShareholders'
                                                Shares     Amount     Shares     Amount   Warrants Capital     Stage      Equity
                                              --------- ----------- ---------- ---------- -------- --------   -------   -----------
Balance, November 28, 1995 (inception).......         - $         -          - $        - $      - $      -   $     -   $         -

Net loss for the period ended June 30, 1996..         -           -          -          -        -        -         -             -
                                              --------- ----------- ---------- ---------- -------- --------   -------   -----------
BALANCE, June 30, 1996 ......................         -           -          -          -        -        -         -             -

July 3, 1996, shares issued for cash (Note B)   300,000       3,000          -          -        -        -         -         3,000

September 4, 1996, shares issued for cash....         -           -    240,007 *    1,200        -        -         -         1,200

Net loss for the year ended June 30, 1997....         -           -          -          -        -        -    (2,703)       (2,703)
                                              --------- -----------  --------- ---------- -------- --------   -------   -----------
BALANCE, June 30, 1997 ......................   300,000       3,000    240,007 *    1,200        -        -    (2,703)        1,497

June 15, 1998, cancellation of
  preferred stock............................  (300,000)     (3,000)         -      3,000        -        -         -             -
June 16, 1998, capital contributed by officer         -           -          -         70        -        -         -            70

June 30, 1998, shares issued in asset
   acquisition (Note D)......................         -           -    200,000 *  125,274        -        -         -       125,274

Net loss for the year ended June 30, 1998....         -           -          -          -        -        -    (4,761)       (4,761)
                                              --------- ----------- ---------- ---------- -------- --------   -------   -----------
BALANCE, June 30, 1998 ......................         -           -    440,007 *  129,544        -        -    (7,464)      122,080

July 27, 1998 shares issued for software
   purchase (Note D).........................    60,000     600,000          -          -        -        -         -       600,000

September 21, 1998, conversion of

   preferred shares..........................   (60,000)   (600,000)   300,000    258,300        -  341,700         -             -

November 2, 1998, shares issued for services,
   valued at market value of stock...........         -           -    200,000    600,000        -        -         -       600,000

November 2, 1998, shares issued for services
   at market value of stock (Note B).........         -           -    101,333    303,999        -        -         -       303,999

November 23, 1998, shares issued for cash,
   net of $2,950 offering costs..............         -           -     50,000     97,050        -        -         -        97,050

December 1, 1998, shares issued for
   officers' compensation (Note E)...........         -           -  1,310,693  4,013,997        -        -         -     4,013,997

December 11, 1998, shares issued pursuant
   to employment agreements..................         -           -    175,000    514,063        -        -         -       514,063

December 22, 1998, shares issued in
   exchange for equipment (Note D)...........   100,000   1,000,000  2,607,660    724,520        -        -         -     1,724,520

December, 1998, shares issued for cash.......         -           -     50,000     50,000        -        -         -        50,000

Restated (See Note D)

        See accompanying notes to the consolidated financial statements

                                       F-5


                                QUEST NET CORP.
                                ---------------
                         (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
            From November 28, 1998 (inception) through June 30, 1999

                                                                                                              Deficit
                                                                                                           Accumulated
                                                                                                Additional   During        Total
                                             Preferred Stock         Common Stock                Paid In  Development  Shareholders'
                                            Shares     Amount     Shares      Amount   Warrants  Capital     Stage       Equity
                                          --------- ----------- ---------- ----------- --------  -------- -----------   -----------
January 5, 1999, shares issued for
   compensation at market value of stock.         -           -     17,667     178,878        -         -           -       178,878

January 5, 1999, shares issued for payment
   of offering costs of $15,000..........         -           -     24,000           -        -         -           -             -

Shares issued in three for one common stock
   dividend (Note D).....................         -           - 15,525,081           -        -         -           -             -

January 7, 1999, shares issued for cash..         -           -     25,000      75,000        -         -           -        75,000

January 8, 1999, shares issued for services
   at market value of stock..............         -           -        677       8,801        -         -           -         8,801
January 1999, shares issued for purchase of
   domain names..........................         -           -      1,500       7,000        -         -           -         7,000

January 25, 1999, shares issued for cash.         -           -    132,915     692,809        -         -           -       692,809

January 25, 1999, 47,000 warrants
   issued for cash.......................         -           -          -           -    7,191         -          -         7,191

February 15, 1999, shares issued in
   acquistion of Wings Online, Inc. (Note G)      -           -     29,326     200,000        -         -           -       200,000

February 12, 1999, shares issued
   pursuant to employment agreement......         -           -    100,000     154,675        -         -           -       154,675

March 2, 1999, shares issued for services,
   valued at market value of stock.......         -           -      4,000      29,375        -         -           -        29,375

May 3, 1999, shares issued in exchange for
   property..............................         -           -     39,894     300,000        -         -           -       300,000

May 17, 1999, 10,000 options granted at
   fair value (Note E)...................         -           -          -           -   25,800         -           -        25,800

May 27, 1999, shares issued for cash, net
   of $350,000 offering costs............         -           -    910,747   4,650,000        -         -           -     4,650,000

Net loss for the year ended
   June 30, 1999.........................         -           -          -           -        -         -  (9,032,794)   (9,032,794)
                                          --------- ----------- ---------- ----------- --------  -------- -----------   -----------
              BALANCE,  JUNE 30, 1999       100,000 $ 1,000,000 22,045,500 $12,988,011 $ 32,991  $341,700 $(9,040,258)  $ 5,322,444
                                          ========= =========== ========== =========== ========  ======== ===========   ===========


        See accompanying notes to the consolidated financial statements



                                QUEST NET CORP.
                                ---------------
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                            November 28,
                                                                                                                1995
                                                                                                             (inception)
                                                                          For the Years Ended June 30,         Through
                                                                         -----------------------------         June 30,
                                                                            1999                1998             1999
                                                                         -----------          --------       -----------
OPERATING ACTIVITIES
        Net loss........................................................ $(9,032,794)         $ (4,761)      $(9,040,258)
        Transactions not requiring cash:
                Depreciation and amortization...........................     313,367                 -           313,367
                Loss on disposal of assets..............................      56,559                 -            56,559
                Increase to allowance for doubtful accounts.............     867,842                 -           867,842
                Non-cash software cost of revenues......................     600,000                 -           600,000
                Stock based compensation expense........................   7,029,485                 -         7,029,485

        Changes in current assets and current liabilities:

                Increase in receivables and  prepaid expenses...........    (910,357)                -          (910,357)
                Increase in accounts payable and accrued liabilities
                   net of effects from purchase of Wings Online, Inc....     123,000             3,237           126,237
                                                                         -----------          --------       -----------
                        NET CASH USED IN
                        OPERATING ACTIVITIES ...........................    (952,898)           (1,524)         (957,125
                                                                         -----------          --------       -----------
INVESTING ACTIVITIES
        Equipment and leasehold purchases...............................    (118,756)                -          (118,756)
        Proceeds from sale of equipment.................................       2,100                 -             2,100
        Cash paid for deposits..........................................     (69,250)                -           (69,250)
        Purchase of Wings Online, Inc, net of $-0- cash received........    (135,000)                -          (135,000)
                                                                         -----------          --------       -----------
                        NET CASH (USED IN)
                        INVESTING ACTIVITIES ...........................    (320,906)                -          (320,906)
                                                                         -----------          --------       -----------
FINANCING ACTIVITIES
        Capital contribution............................................           -                70                70
        Sale of preferred stock.........................................           -                 -             3,000
        Sale of common stock and warrants...............................   5,925,000                 -         5,926,200
        Cash paid for offering costs....................................    (352,950)                -          (352,950)
        Proceeds from issuance of notes to related party................     214,900                 -           214,900
        Principal payments of related party notes.......................    (214,900)                -          (214,900)
                                                                         -----------          --------       -----------
                        NET CASH PROVIDED BY
                        FINANCING ACTIVITIES ...........................   5,572,050                70         5,576,320
                                                                         -----------          --------       -----------
NET INCREASE  IN CASH AND CASH EQUIVALENTS..............................   4,298,246            (1,454)        4,298,289
 Cash and cash equivalents, beginning...................................          43             1,497                 -
                                                                         -----------          --------       -----------
 Cash and cash equivalents, ending...................................... $ 4,298,289          $     43       $ 4,298,289
                                                                         ===========          ========       ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest.................................................. $     5,943          $      -       $     5,943
                                                                         ===========          ========       ===========
Cash paid for income taxes..............................................           -          $      -       $         -
                                                                         ===========          ========       ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
 2,000,000 common shares issued for property............................           -          $125,274       $   125,274
 2,649,054 common shares issued for property............................ $ 1,031,520          $      -       $ 1,031,520
 160,000 preferred shares issued for property and software.............. $ 1,600,000          $      -       $ 1,600,000
 24,000 common shares issued for payment of offering costs.............. $    15,000          $      -       $    15,000
 29,326 common shares issued in acquisiton of Wings Online, Inc......... $   200,000          $      -       $   200,000


        See accompanying notes to the consolidated financial statements

                                       F-7

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A: Organization,  business, liquidity and summary of significant accounting
--------------------------------------------------------------------------------
policies
--------

Organization and business

Quest Net Corp. (the "Company") was incorporated in the state of Colorado on November 28, 1995 under the name of A. P. Sales, Inc. The Company was formed for the purpose of entering the office furniture repair and reconditioning market. In June of 1998, the Company acquired certain assets related to the internet services industry and became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operations, including server hosting, Internet connectivity, and Internet technology services. At that time, the Company changed its name to Quest Net Corp. The Company reincorporated in Florida in December 1998.

As shown in the accompanying financial statements, the Company incurred a net loss of $9,032,794 for the year ended June 30, 1999, and has a limited operating history. Those factors, as well as the uncertain condition that the Company faces as a new business with an unproven business model entering the new and rapidly evolving market of online commerce and the Internet, create an uncertainty about the Company's ability to continue as a going concern.

Management plans to commence significant operations during the next fiscal year, reduce expenses resulting from stock based compensation and raise an additional $5,000,000 in equity financing. The ability of the Company to continue as a going concern is dependent on the success of these plans, and ultimately upon achieving profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of significant accounting policies:

Basis of presentation
---------------------

The Company's primary operations since July 1998 have been devoted to developing its Internet services business and raising capital. As a result, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." In order to generate significant revenues and become an operating business, the Company will need to continue to market its internet access services to customers in its current markets and in markets to be acquired.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Principles of Consolidation
---------------------------

The Company's consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Wings Online, Inc. The Company formed five other wholly owned subsidiaries, IPQuest Corp., Quest Wireless Corp., Globalbot Corp., QuesTel Corp. and Quest Fiber Corp, which had no revenues and insignificant accounting transactions during the periods presented. The accounting transactions of those five subsidiaries consisted primarily of costs to form the corporations and cash transferred from the parent company to open bank accounts. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates
----------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain prior-year amounts have been reclassified for comparative purposes to conform to the current-year presentation.

Cash and cash equivalents
-------------------------

The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value. The Company has concentrated its credit risk for cash by maintaining $4,246,891 of its $4,298,289 cash in one money market account. The maximum loss that would have resulted from that risk totaled $4,246,891 at June 30, 1999. The Company has not experienced any losses in the account and believes it is not exposed to any significant credit risk to cash.

Property and equipment
----------------------

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is estimated to be three to five years. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Leasehold improvements are amortized over the life of the existing lease of sixty months.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Intangible assets
-----------------

Intangible assets are stated net of accumulated amortization and include a non-compete agreement acquired as a result of the Company's acquisition of Wings Online, Inc. and goodwill resulting from the Company's purchase of equipment and certain other assets from AVX Communications. Amortization is provided using the straight-line method over three years. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of intangible assets may warrant revision. Management believes that there has been no impairment to the intangible assets as reflected in the Company's consolidated financial statements as of June 30, 1999.

Long-lived assets
-----------------

The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Sources of supplies
-------------------

The Company relies on third-party networks, local telephone companies and other companies to provide data communications capacity. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

Income taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Revenue recognition
-------------------

The Company recognizes revenue when internet-related services and bandwidth are provided. Revenue from the sale of software is recognized when the software is delivered to the customer. Revenue related to the maintenance and further modification of software previously sold is recognized as the work is performed.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Stock-based compensation
------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25 and, accordingly, has included pro forma disclosures under SFAS No. 123 in Note E.

Fair value of financial instruments
-----------------------------------

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based on available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts receivable, prepaid expenses, accounts payable, accrued compensation, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Loss per share
--------------

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share" (SFAS 128). The Company adopted SFAS 128 for the two-year period ended June 30, 1999. Under SFAS 128, net loss per share-basic excludes dilution and is determined by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Net loss per share-diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. As of June 30, 1999, there were 87,999 stock options and 47,000 common stock purchase warrants outstanding which were not included in the calculation net loss per share-diluted because they were antidilutive.

Recently issued accounting pronouncements
-----------------------------------------

The Company has adopted the following new accounting pronouncements for the year ended June 30, 1999. There was no material effect on the financial statements presented from the adoption of the new pronouncements.

SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Recently issued accounting pronouncements continued
---------------------------------------------------

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

Statement of Position ("SOP") 98-1, "Accounting for the costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the costs of Start-Up Activities." SOP 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time, in particular SFAS 131 and SOP 98-1, to determine if any additional disclosures are necessary based on evolving circumstances.

Note B:  Related party transactions
-----------------------------------

For the year ended June 30, 1999
--------------------------------

During the year ended June 30, 1999 the President of the Company and another entity owned by the President of the Company, paid on behalf of the Company certain expenses totaling $103,976. The President also advanced $35,648 to the Company for working capital purposes. The Company repaid $29,725 to the President and issued a seven and half percent note payable to the President for the remaining $109,899. As of June 30, 1999, the Company repaid the note and accrued interest of $3,241 for a total of $113,140.

The President advanced the Company an additional $105,000 in exchange for a note payable to the President. The Company repaid the $105,000 within sixty days of issuance of the note, and did not accrue any interest.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B:  Related party transactions continued
---------------------------------------------

The Company entered into an agreement to pay $135,000 to an affiliate for consulting fees related to the Company's acquisition of equipment. The equipment purchase is discussed in Note D. The Company paid the affiliate $35,000 and has recorded a due to related party in the amount of $100,000. The affiliate also performed consulting services for the Company valued at $7,600. For payment of those services the Company issued 101,333 shares of the Company's common stock to the affiliate and recorded the charge for the services at the market value of the stock issued, $303,999.

From time to time during the year ended June 30, 1999, the Company paid certain expenses related to ventures the President is associated with, but have no relative business purpose to the Company. The amounts totaled $97,360 and have been deducted from amounts accrued and payable to the President pursuant to his employment agreement. See Note H - Commitments and contingencies

For the year ended June 30, 1998 and the period November 28, 1995 (inception) through June 30, 1998 - On July 3, 1996, the Company issued 300,000 shares of its no par value preferred stock to an officer and an affiliate company for $3,000. In June 1998, the preferred shares were cancelled and the related $3,000 was reclassified as a capital contribution.

Note C:  Property and equipment
-------------------------------

Furniture and equipment consisted of the following at June 30:

                                            1999         1998
                                         ----------   ----------
          Office equipment ............  $   44,588   $    8,196
          Computer equipment ..........   1,468,317       66,966
          Software ....................      56,588       49,562
          Artwork .....................       9,545            -
          Leasehold improvements ......      16,485            -
                                         ----------   ----------
                                          1,595,523      124,724
          Less accumulated depreciation    (266,159)           -
                                         ----------   ----------
                                         $1,329,364   $  124,724
                                         ==========   ==========

Depreciation expense for the years ended June 30, 1999, 1998 and inception (November 28, 1995) through June 30, 1999 totaled $271,877, $-0-, and $271,877, respectively. As discussed in Note A to the financial statements, the Company has not yet fully commenced planned operations. Certain computer equipment that was acquired during the year ended June 30, 1999 has not yet been placed in service. The cost of the equipment not being used at June 30, 1999 is $434,144 and accordingly the Company has not recorded any depreciation expense related to the unused equipment. Management expects the equipment to be placed in service during the Company's next fiscal year.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D:  Shareholders' equity
-----------------------------

Preferred Stock
---------------

The Company is authorized to issue five million shares of no par value preferred stock which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors.

During the year ended June 30, 1999, the Company issued 60,000 shares of its redeemable convertible preferred stock with a stated value of $10 per share in exchange for certain software used in transacting credit card business over the internet. The preferred stock was convertible into the Company's common stock based on the average five day bid price for the Company's common stock as of the date of conversion. The Company received notice of conversion on September 21, 1998. The five day average bid price prior to conversion was $.8610 per share. The preferred stock was converted into 300,000 common shares. The conversion rate in accordance with the preferred stock agreement was 696,864 common shares. The Company has recorded additional paid in capital in the amount of $341,700 to reflect the value of the excess of the conversion over the fair value of the common stock.

During the year ended June 30, 1999, the Company issued 100,000 shares of its convertible redeemable preferred stock with a stated value of $10 per share, along with 2,607,660 shares of its common stock in exchange for computer equipment at a cost of $1,724,520. The preferred stock was redeemable six months from date of issuance. In the event of non-redemption, the holder had the right to convert the preferred shares in the common stock of the Company at a conversion price equal to the average bid and asked price of the common stock for the three trading days prior to conversion. The preferred stock was valued at $1,000,000 based on the stated and redemption value of the preferred stock of $10.00 per share. The remaining purchase price of $724,520 was allocated to the common stock. Based on a third party independent appraisal of the equipment, the Company recorded the transaction at the fair value of the equipment of $1,724,520. The preferred stock was redeemed for $1,000,000 subsequent to June 30, 1999.

Common Stock
------------

On June 30, 1998, the Company issued 200,000 (restated from 2,000,000 for reverse stock split) shares of its no par value common stock pursuant to an Asset Purchase and Sale Agreement, whereby the Company would receive certain assets from PACT Communication Group, Inc. - See Note G.

On October 16, 1998 the Company reversed its 4,400,000 outstanding common shares to 440,000 to give effect to a one for ten reverse split approved by the shareholders.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D:  Shareholders' equity continued
--------------------------------------

Common stock continued
----------------------

On December 31, 1998, the board of directors approved a three for one common stock dividend to shareholders of record as of January 6, 1999. The number of shares issued in the dividend of 15,525,081 was greater than twenty five percent of the outstanding shares prior to the dividend, therefore the Company has accounted for the transaction as if it were a forward three-for-one stock split. Earnings per share calculations have been retroactively restated for all periods presented to give effect to the dividend.

During the year ended June 30, 1999 the Company sold 1,039,248 of its no par value common stock in exchange for $925,000 in cash, $42,400 of equipment (see discussion of equipment acquired for $1,724,520 above) and $32,600 in services valued at the market value of the stock issued, $903,999. The offerings were conducted on behalf of the Company through its executive officers and directors. The shares offered were not registered and were offered pursuant to an exemption from registration claimed under Section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder. The Company incurred $17,950 in legal costs related to the offerings. The offering costs were paid in $2,950 cash and in the issuance of 24,000 shares of the Company's restricted stock valued at the cost of the services of $15,000. The costs have been deducted from the offering proceeds and are recorded as such in the accompanying consolidated financial statements.

Shares sold to one shareholder in conjunction with the above-mentioned offering also included 47,000 warrants to purchase additional shares of the Company's no par value common stock for $9.40 per share. The warrants may be exercised anytime beginning January 25, 2000 and prior to January 25, 2001. The Company valued the warrants at $7,191 using pricing methods similar to those used in valuing options under SFAS 123.

In January 1999 the Company acquired from two different individuals the rights to the domain names Boats Online and Cars Online for $10,000 and $4,000, respectively. The purchase price was paid in 1,000 and 500 shares of the Company's restricted stock, respectively valued at $5,000 and $2,000 along with $5,000 and $2,000 in cash, respectively.

On February 12, 1999 the Company issued 29,326 shares of its restricted common stock valued at the market price of the Company's free-trading common shares or $200,000 and $135,000 in cash, in exchange for all of the outstanding shares of Wings Online, Inc. - See Note G.

On May 3, 1999 the Company entered into an agreement with AVX Communications whereby the Company would receive certain assets valued at $300,000 in exchange for the issuance of 39,894 shares of the Company's restricted common stock. - See Note G.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D:  Shareholders' equity continued

---------------------------------------

Common stock continued
----------------------

On May 27,  1999,  pursuant to an  exemption  from  registration  claimed  under
Section 3(b) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, the Company sold 910,747 shares of its common stock for $5,000,000 to one shareholder. The costs of the offering were legal and finders' fees of $350,000, which have been deducted from the proceeds of the offering in the accompanying consolidated financial statements.

Note E:  Stock based compensation
---------------------------------

On December 11, 1998, pursuant to employment contracts with key management and officers, the Company issued 175,000 shares of the Company's common stock as compensation to three employees. The Company has recorded stock compensation expense of $514,063 based on the market price of the Company's free-trading common stock as of the date of the grant, which was December 1, 1998.

On January 5, 1999 the Company issued 10,000 shares of its restricted common stock to a former officer of the Company as payment for services. The stock was valued at the market price of the Company's free-trading common stock as of January 5, 1999 and accordingly the Company has recorded $101,250 in stock compensation expense.

On January 5, 1999 the Company issued 7,667 shares of its restricted common stock, valued at the market price of the Company's free-trading common stock as of January 5, 1999, to its board of directors and accordingly recorded a $77,628 charge to operations as directors' fees.

On February 12, 1999, the Company issued to an officer of the Company 100,000 shares of the Company's restricted common stock as payment pursuant to the officer's employment agreement. The employment agreement dated July 1, 1998 states that the officer is to receive 50,000 shares per year, 25,000 of which are to be issued each six months beginning January 1. The Company failed to issue the officer the 25,000 shares prior to the three for one dividend effective January 6, 1999. Therefore to make the officer whole, the Company issued 100,000 shares, valuing them at the total value of 25,000 shares at the market price of the Company's free-trading stock which was $6.187 on January 1, 1999, resulting in stock compensation expense of $154,675.

On March 2, 1999 as payment for $5,000 in consulting services, the Company issued 4,000 shares of its restricted common stock, valued at the market value of the stock issued, $29,375.

On March 10, 1999 as payment for $10,000 in consulting services, the Company issued 677 shares of its restricted common stock, valued at the market value of the stock issued, $8,801.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

Common stock options
--------------------

On September 9, 1998 the board of directors approved a performance bonus plan in the form of common stock options with an exercise price of $.012 to the President and CEO of the Company. The President would receive one share of restricted common stock for every $100.00 of earning assets (increase in total assets) generated prior to and after September 9, 1998. The number of shares to be received as options are to be calculated at the end of each quarter and expire five years from the date of grant which is considered to be the date both the strike price and number of shares are determined. On December 1, 1998, based on unaudited quarterly financial information, the board of directors granted to the President options to purchase 1,310,693 shares of the Company's restricted common stock for $.012 per share. The Company recorded stock compensation expense in accordance with APB 25 of $3,998,269 which was the difference between the exercise price of $.012 and the market value of the Company's common stock on December 1, 1998 of $3.05. The President exercised the options in December of 1998. No other options have been granted pursuant to the performance bonus plan.

On March 26, 1999, the Company granted options to its three outside directors to purchase 5,000 shares of the Company's common stock for $6.00 per share, which was the market value of the Company's common stock on that date. The options vest in two equal increments of 2,500 shares six months and twelve months from the date of grant, as long as the option holders are members of the board at time of vesting. The options expire two years from date of vesting. As of June 30, 1999 none of the options were vested.

On March 30, 1999 the Company granted options for 9,999 shares of its common stock, to an employee, exercisable for $6.00 per share. The options vest on March 30, 2000 and expire on March 30, 2002. The options were granted at the market value of the Company's common stock as of March 30, 1999. In accordance with APB 25, no compensation expense was recorded.

On April 5, 1999 the Company granted options for 25,000 shares of its common stock, exercisable for $4.00 per share to an officer, who resigned subsequent to the granting of the options. The options were vested on the date of grant and expire April 5, 2000. The options were granted at the market value of the Company's common stock as of April 5, 1999. In accordance with APB 25, no compensation expense was recorded.

On May 17, 1999 the Company granted options for 10,000 shares of its common stock, exercisable for $7.25 per share to certain consultants. The options were granted at the market value of the Company's common stock as of May 17, 1999. They are fully vested and expire on May 17, 2001. The fair value of the options as determined in accordance with SFAS No. 123 is $25,800 and has been charged to operations.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

Common stock options continued
------------------------------

On May 17, 1999 the Company granted options for 28,000 shares of its common stock, exercisable for $7.25 per share to certain employees. The options were granted at the market value of the Company's common stock as of May 17, 1999. The options vest in six months from the date of grant. As of June 30, 1999 none of the options were vested. In accordance with APB 25, no compensation expense was recorded.

Summary
-------

A summary of the status of the Company's stock option awards as of June 30, 1999, and the changes during the period ended June 30, 1999 is presented below:

                       Fixed Options                 Number
            ------------------------------------   ----------
            Outstanding at June 30, 1998 .......            -
            Granted  ...........................    1,398,692
            Exercised ..........................   (1,310,693)
            Canceled ...........................            -
                                                   ----------
            Outstanding at June 30, 1999 .......       87,999
                                                   ==========

The weighted average exercise price per share for the 87,999 outstanding options at June 30, 1999 was $5.97.

SFAS 123
--------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting form Stock-Based Compensation". SFAS 123 encourages the use of a fair value based method of accounting for compensation expense associated with stock option awards and similar plans. SFAS 123 permits the continued use of the intrinsic value based method prescribed by APB 25, but requires additional disclosures, including pro forma calculations of net earnings and earnings per share, as if the fair value method of accounting prescribed by SFAS 123 had been applied for the applicable periods.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

SFAS 123 continued
------------------

The fair value of each option granted has been estimated as of the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 5.63 percent, expected volatility of 80 percent, expected life of two to five years, and no expected dividends. During the year ended June 30, 1999, the weighted-average exercise price and fair values of options granted were $5.97 and $2.03, respectively on the date of grant for options granted with an exercise price equal to the market price of the stock. The weighted-average exercise price and fair values of options on the date of grant for options granted with an exercise price less than the market price of the stock on the grant date was $.012 and $3.04, respectively. There were no options granted that exceeded the market price of the underlying stock on date of grant.

Had compensation expense been determined based on the fair value at the grant date, and charged to expense over vesting periods, consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have decreased to the pro forma amounts indicated below:

                                                            Amount
                                                         ------------
          As reported:
            Net loss .................................   $ (9,032,794)
            Net loss per share - basic and diluted ...   $      (0.68)
          Pro Forma:
            Net loss .................................   $ (9,121,219)
            Net loss per share - basic and diluted ...          (0.68)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. Option valuation models also require the input of highly subjective assumptions such as expected option life and expected stock price volatility. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes that the existing option valuation models do not necessarily provide a reliable single measure of the fair value of its stock-based awards.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F: Income taxes
--------------------

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate follows for the years ended June 30, 1999 and 1998:


                                                                                   November 28.
                                                                                       1995
                                                                                   (Inception)
                                                       June 30,                      Through
                                           ---------------------------------         June 30.
                                               1999               1998                 1999
                                           --------------     --------------    -------------------
    U.S. statutory federal rate..........          34.00%             15.00%                 34.00%
    State income tax rate,
       net of federal benefit............               -              4.25%                      -
    Permanent differences:
    Deferred offering costs..............           1.42%                                     1.42%
    Excess officers' compensation........         (15.20%)                                  (15.20%)
    Other................................           (.02%)                                    (.02%)
    Temporary differences:
    Depreciation expense.................            .20%                                      .20%
    Allowance for bad debt...............          (3.35%)                                   (3.35%)
    Net operating loss for which no tax
      benefit is currently available.....          (17.05)           (19.25%)                (17.05)
                                           --------------     --------------    -------------------
                                                       -%                 -%                     -%
                                           ==============     ==============    ===================

At June 30, 1999 and 1998, deferred taxes consisted of the following:

                                                      June 30,
                                          ------------------------------
                                               1999             1998
                                          -------------    -------------
    Deferred tax assets,
       Net operating loss...............  $   1,524,722    $       1,064
    Valuation allowance.................     (1,524,722)          (1,064)
                                          -------------    -------------
          Net deferred taxes............  $           -    $           -
                                          =============    =============

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended
June 30, 1999 and 1998 totaled $1,523,658 and $678, respectively. The net operating loss carryforward expires through the year 2018.


                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F:  Income taxes, continued
--------------------------------

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses.

Note G:  Acquisitions
---------------------

Wings Online, Inc.
------------------

On February 15, 1999 the Company purchased all of the outstanding common stock of Wings Online, Inc. ("Wings") in exchange for $135,000 cash and 29,326 of the Company's common stock valued at $200,000. The common stock was valued at the average bid and asked price for the three trading days prior to closing which was $6.82. Wings was acquired from an independent and unaffiliated third party. Net assets of Wings as of the date of the acquisition totaled $3,372, which approximated fair value. As part of the acquisition, the previous shareholders of Wings entered into an agreement to not compete with the Company for thirty-six months. The excess of the purchase price over the fair value of the assets, in the amount of $331,628 has been allocated to the non-compete agreement and is being amortized over the life of the agreement. Amortization expense of $41,453 has been recorded in the accompanying consolidated financial statements for the year ended June 30, 1999.

The Company has recorded the transaction as a purchase in accordance with Accounting Principles Board Opinion No. 16. The accompanying consolidated financial statements include the results of operations of Wings from the date of the acquisition, February 15, 1999 through June 30, 1999.

The following pro forma condensed consolidated statement of operations gives effect to the acquisition of Wings as if it had occurred at the beginning of the period presented. The pro forma financial information should be read in conjunction with the separate audited financial statements and notes thereto of each of the companies included in the pro forma.

The pro forma condensed consolidated statement of operations are not necessarily indicative of results of operations had the acquisition occurred at the beginning of the periods presented nor of results to be expected in the future.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

Wings Online, Inc. continued
----------------------------

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1999

                                                                                        Pro Forma
                                                   Quest Net     Wings    Adjustments  Consolidated
                                                  -----------  ---------  -----------  ------------
Revenues .......................................  $ 1,070,198  $ 105,169      (58,705) $  1,116,662
Operating expenses .............................  (10,105,615)   (97,668)      (7,798)  (10,211,081)
(Loss) income from operations ..................   (9,035,417)     7,501      (66,503)   (9,094,419)
Interest expense ...............................       (5,943)         -            -        (5,493)
Interest income ................................        8,566          -            -         8,566
Net (loss) income ..............................   (9,032,794)     7,501      (66,503)   (9,091,796)
Net (loss) income per share-basic and diluted ..  $     (0.68) $   37.50               $      (0.68)
Basic and diluted shares outstanding ...........   13,322,111        200                 13,322,111


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1998

                                                                                        Pro Forma
                                                   Quest Net     Wings    Adjustments  Consolidated
                                                  -----------  ---------  -----------  ------------
Revenues .......................................  $         -  $  46,161            -  $     46,161
Operating expenses .............................       (4,761)   (25,456)    (110,542)     (140,759)
(Loss) income from operations ..................       (4,761)    20,705     (110,542)      (94,598)
Net (loss) income ..............................       (4,761)    20,705     (110,542)      (94,598)
Net (loss) income per share-basic and diluted ..        *      $  103.52               $      (0.10)
Basic and diluted shares outstanding ...........      960,028        200       29,126       989,354
*Less than $.01 per share

Pro forma adjustments
---------------------
The year ended June 30, 1999:
-----------------------------

The consolidated financial statements of Quest Net include the results of operations of Wings for the period February 15, 1999 through June 30, 1999. The financial information of Wings presented in the pro forma statement is the results of operations for Wings for the year ended June 30, 1999. Therefore the adjustments reduce the pro forma consolidated information for the duplication of the period February 15, 1999 through June 30, 1999 by the following: Revenues:
$58,705, Operating expenses: $61,292, Loss from operations and Net loss: $2,587. The adjustments also include the increased amortization expense resulting from the non-compete agreement as if the agreement was amortized for the full year of $69,090.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

Wings Online, Inc., pro forma adjustments continued
---------------------------------------------------

The year ended June 30, 1998:
-----------------------------

The adjustments include the amortization expense resulting from the non-compete agreement as if the agreement was amortized for the full year of $110,542 and the 29,326 share increase to weighted shares outstanding to give effect of the shares issued in the acquisition.

The pro forma condensed consolidated financial information do not show any adjustments for a change in the income tax benefit as the total pro forma consolidated benefit for income taxes would be offset by any valuation allowance due to any deferred tax asset derived from net operating losses. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

Asset acquisitions
------------------

On May 3, 1999, the Company purchased certain assets, including computers, software licenses, video editing and studio equipment, office equipment, inventory, contracts for software development and interactive kiosk systems and related software for $300,000 from AVX Communications. The purchase price was paid in 39,894 shares of the Company's restricted common stock, valued at the average bid and asked price for the three trading days prior to closing. The fair value of the assets received is $89,144.

The excess of the purchase price over the fair value of the assets received is $210,856 and has been recorded as goodwill in the accompanying consolidated financial statements. As of June 30, 1999, the assets were still in transit and had not been placed in service. The $89,144 attributed to the equipment and software is recorded in the Company's consolidated balance sheet as "Property not in service." As of June 30, 1999 the Company had not amortized any of the goodwill, however management intends to assess the estimated useful life of the goodwill once the assets are place in service and amortize the goodwill on a straight-line basis over the estimated useful life.

On June 24, 1998, the Company entered into an agreement with PACT Communication Group, Inc. ("Pactcom") to acquire certain assets of Pactcom in exchange for 2,000,000 shares of the Company's restricted common stock. Subsequent to the transaction with Pactcom, a former shareholder and officer of Pactcom became and officer and director of the Company, therefore the transaction was recorded as a transfer of assets between entities under common control and has been recorded at the historical cost basis of Pactcom as determined under generally accepted accounting principles.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

The assets acquired include equipment, software, furniture and an office lease deposit, which have been recorded on the Company's books at $125,274. The Company also acquired Pactcom's contracts with BellSouth Telecommunications, Inc. ("BellSouth") and WorldPass Communications Corporation ("WorldPass"), office leases and certain employment agreements. There was no value assigned to any of the above contracts in conjunction with the acquisition. Based on the total value assigned to the assets received, the Company has valued the 200,000 (restated from 2,000,000) shares issued, as consideration for the assets, at $125,274.

During the year ended June 30, 1999, the Company discovered that Pactcom could not assign the BellSouth contract to the Company and Pactcom has subsequently terminated the contract. Amounts due under the contract for any termination costs have not been accrued on the Company's records as management believes that the costs should accrue to Pactcom.

The WorldPass contract was terminated during the year ended June 30, 1999.

Note H:  Commitments and contingencies
--------------------------------------

Litigation
----------

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings should not materially result in any liability, which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

As noted in the accompanying consolidated financial statements, the Company has recorded a reserve for the doubtful collection of accounts receivable totaling $867,842 of which substantially all is due from one customer. The receivables resulted from the Company's sale of bandwidth and certain software and revenue generated from the installation and modifications to the software. The Company has filed lawsuit against the customer. The lawsuit is in the discovery stage and management is unable to determine at June 30, 1999 the outcome of the lawsuit.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H:  Commitments and contingencies continued
------------------------------------------------

Employment contracts
--------------------

The Company has employment agreements and arrangements with its executive officers. The agreements are dated March 20, 1998 and July 1, 1998. The contracts provide for an annual issuance of 300,000 and 50,000 shares of the Company's common stock, respectively, with fifty percent of the annual awards payable every six months. During the year ended June 30, 1999 the Company incurred compensation expense related to the contracts of $1,729,675, resulting from the issuance of 175,000 common shares valued at the market price of the Company's common stock on the anniversary date of the awards. 160,022 shares not issued, but due at June 30, 1999 total $1,037,015, net of 14,978 shares valued at $97,360 for the repayment of certain advances made to the President of the Company. The accrual is recorded in the accompanying consolidated financial statements as accrued stock compensation expense. - See Note B - Related party transactions

The Company had employment agreements with certain key management during the year June 30, 1999. The agreements were terminated during the year. Amounts paid as stock compensation pursuant to the agreements were 25,000 shares valued at $73,438, which is recorded in the accompanying consolidated financial statements as stock compensation expense. Amounts due at June 30, 1999 for unissued common stock awards of 12,500 shares have been accrued as stock compensation expense of $81,250 and is recorded in the accompanying consolidated financial statements as accrued stock compensation expense.

Non-cancelable leases
---------------------

The Company leases office space under three separate non-cancelable operating leases that expire in January 2004. Total office rent expense incurred under these leases for the years ended June 30, 1999 and 1998 and for the period November 28, 1995 (inception) through June 30, 1999 was $25,565, $-0- and $25,565, respectively. Future minimum lease payments for the leases with initial terms in excess of one year as of June 30, 1999 are as follows:

                     June 30, 2000 .........  $ 117,494
                     June 30, 2001 .........  $ 117,494
                     June 30, 2002 .........  $ 117,494
                     June 30, 2003 .........  $ 117,494
                     June 30, 2004 .........  $  65,698

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note I - Year 2000 Compliance
-----------------------------

The Year 2000 issue ("Y2K") is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities. The Company is currently assessing its current computer systems and has yet to determine the extent, if any, of non-compliance. There is no certainty that the Company will not experience Y2K issues.

The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                               WINGS ONLINE, INC.
                               ------------------

                          Index to Financial Statements

                                                                            Page
                                                                            ----

Independent auditors' report.............................................   F-28

Statements of operations, from July 1, 1998 through February 14, 1999
        and for the year ended June 30, 1998.............................   F-29

Statement of shareholder's equity, July 1, 1997 through
        February 14, 1999................................................   F-30

Statements of cash flows, from July 1, 1998 through February 14, 1999
        and for the year ended June 30, 1998.............................   F-31

Summary of significant accounting policies...............................   F-32

Notes to financial statements............................................   F-34

To the Board of Directors and Shareholders
Wings Online, Inc.


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying statements of operations, shareholders' equity and cash flows of Wings Online, Inc. (an "S" Corporation) from July 1, 1998 through February 14, 1999 and for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Wings Online, Inc. for the period from July 1, 1998 through February 14, 1999 and for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

s/Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
July 10, 1999

                               WINGS ONLINE, INC.
                               ------------------
                            Statements of Operations

                                                       July 1, 1998   For The
                                                          Through    Year Ended
                                                        February 14,   June 30,
                                                            1999         1998
                                                         ---------     --------
SALES................................................... $  46,463     $ 46,161

COST OF SALES...........................................     9,082        7,458
                                                         ---------     --------
        GROSS PROFIT....................................    37,381       38,703
                                                         ---------     --------
EXPENSES

        Selling, general and administrative.............    27,293       17,998
                                                         ---------     --------
        NET INCOME...................................... $  10,088     $ 20,705
                                                         =========     ========

Basic earnings per common share......................... $   50.44     $ 103.52
                                                         =========     ========

Basic weighted average common shares outstanding........       200          200
                                                         =========     ========

                       Pro Forma Statements of Operations

                                                        July 1, 1998   For The
                                                           Through   Year Ended
                                                         February 14,  June 30,
                                                            1999         1998
                                                         ---------     --------
        NET INCOME BEFORE INCOME TAXES.................. $  10,088     $ 20,705

INCOME TAX EXPENSE .....................................    (1,985)      (4,074)
                                                         ---------     --------
        PRO FORMA NET INCOME ........................... $   8,103     $ 16,631
                                                         =========     ========
Pro forma basic earnings per common share .............. $   40.51     $  83.15
                                                         =========     ========
Pro forma basic weighted average
   common shares outstanding............................       200          200
                                                         =========     ========

         See accompanying summary of significant accounting policies and notes to the financial statements.


                               WINGS ONLINE, INC.
                               ------------------
                        Statement of Shareholder's Equity
                     July 1, 1997 through February 14, 1999

                                                                            Additional               Total
                                        Preferred Stock     Common Stock      Paid-In   Retained  Shareholders'
                                       Shares  Par Value  Shares  Par Value   Capital   Earnings     Equity
                                       ------  ---------  ------  ----------  -------   --------     ------
Balance, July 1, 1997................       -  $       -     200  $        -  $   200   $   (935)    $ (735)

Net income for year ended
   June 30, 1998.....................       -          -       -           -        -     20,705     20,705
                                       ------  ---------  ------  ----------  -------   --------     -----
          BALANCE, JUNE 30, 1998 ....       -          -     200           -      200     19,770     19,970

Distributions paid to shareholders...       -          -       -           -        -    (26,686)   (26,686)

Net income for the period ended
   February 14, 1999.................       -          -       -           -        -     10,088     10,088
                                       ------  ---------  ------  ----------  -------   --------     ------
          BALANCE, FEBRUARY 14, 1999 .      -  $       -     200  $        -  $   200   $  3,172     $3,372
                                       ======  =========  ======  ==========  =======   ========     ======









          See accompanying summary of significant accounting policies and notes to the financial statements



                               WINGS ONLINE, INC.
                               ------------------
                            Statements of Cash Flows

                                                            July 1, 1998   For The
                                                               Through    Year Ended
                                                             February 14,   June 30,
                                                                 1999         1998
                                                              ---------     --------
OPERATING ACTIVITIES
   Net income ..............................................  $  10,088     $ 20,705

   Transactions not requiring cash:
      Depreciation and amortization ........................      3,383        3,528
      Loss on write-off of organization costs ..............        125            -

   Changes in current assets and current liabilities:

      Decrease in receivables and other current assets .....     13,911            -
      Increase in accounts payable and other
         current liabilities ...............................      9,136          377
                                                              ---------     --------
              NET CASH PROVIDED BY OPERATING ACTIVITIES ....     36,643       24,610
                                                              ---------     --------
INVESTING ACTIVITIES
   Purchases of furniture and equipment ....................    (11,492)      (2,507)
                                                              ---------     --------
              NET CASH (USED IN) INVESTING ACTIVITIES ......    (11,492)      (2,507)
                                                              ---------     --------
FINANCING ACTIVITIES
   Distributions paid to officers ..........................    (26,686)           -
   Advances paid to officers ...............................          -      (26,825)
   Repayment advances from officers (Note B) ...............          -        4,702
                                                              ---------     --------
              NET CASH (USED IN) FINANCING ACTIVITIES ......    (26,686)     (22,123)
                                                              ---------     --------
              NET CHANGE IN CASH ...........................     (1,535)         (20)
Cash, beginning of period...................................      1,535        1,555
                                                              ---------     --------
              CASH, END OF PERIOD ..........................  $       -     $  1,535
                                                              =========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
   Interest ................................................  $     830     $     11
                                                              =========     ========
   Income taxes ............................................  $       -     $      -
                                                              =========     ========


          See accompanying summary of significant accounting policies and notes to the financial statements,

                               WINGS ONLINE, INC.
                               ------------------
                   Summary of Significant Accounting Policies

                                February 14, 1999

Use of estimates
----------------

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash equivalents
----------------

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Property, equipment and depreciation Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income.

Sales
-----

Sales consist of monthly fees charged to customers for Internet advertisements. Internet advertisement sales are recognized in the period ads are run.

Income Taxes
------------

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Fair value of financial instruments
-----------------------------------

The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, receivables, payables and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Earnings per common share
-------------------------

Effective December 31, 1997, SFAS 128 "Earnings per Share" requires a dual presentation of earnings per share-basic and diluted. Basic earnings per common share has been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. However, the Company has a simple capital structure for the periods presented and, therefore, there is no variance between the basic and diluted earnings per share.

                               WINGS ONLINE, INC.
                               ------------------
                   Summary of Significant Accounting Policies

February 14, 1999

Recently issued accounting pronouncements
-----------------------------------------

The Company has adopted the following new accounting pronouncements for the year ended June 30, 1998. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                               WINGS ONLINE, INC.
                               ------------------
                          Notes to Financial Statements

                                February 14, 1999

Note A:   Nature of Organization
--------------------------------

     Wings Online, Inc. (the "Company") was incorporated in Florida on November 29, 1995. The Company sells advertising space on its web site to dealers and individuals that are looking to sell their aircraft.

     On February 15, 1999, the shareholders of the Company entered into a Stock Purchase Agreement with Quest Net Corp. ("Quest"), whereby the shareholders received $135,000 and 29,326 shares of Quest's no par value common stock in exchange for 100 percent of the outstanding common shares of the Company. As a result, the Company became a wholly owned subsidiary of Quest.

     The Company has a tax year-end of December 31; however, the Company adopted an accounting year-end of June 30 to correspond to the year-end of its parent corporation, Quest.

Note B:   Related party transactions
------------------------------------

     At July 1, 1998, the officers owed the Company $14,627 for advances received in prior years. During the period ended February 14, 1999, the Company advanced the officers, who were the only shareholders, an additional $13,350 of which the officers repaid $1,292. As a result, the officers owed the Company $26,686 at February 14, 1999, which was reclassified as a distribution to shareholders and is included in the accompanying financial statements in retained earnings. The officers resigned on February 15, 1999.

     On June 3, 1999 and February 14, 1999, the Company received $6,000 and $8,059, respectively, for working capital in exchange for promissory notes from Quest. The notes are unsecured, non-interest bearing and are due on demand.

Note C:   Property and equipment
--------------------------------

     Property and equipment consisted of the following at February 14, 1999:

                Furniture and fixtures .............   $  4,868
                Equipment ..........................     13,209
                                                       --------
                                                         18,077

                Less: accumulated depreciation .....     (5,907)
                                                       --------
                                                       $ 12,170
                                                       ========

     Depreciation expense totaled $3,308 and $3,459 for the period from July 1, 1998 through February 14, 1999 and for the year ended June 30, 1998, respectively.

                               WINGS ONLINE, INC.
                               ------------------
                          Notes to Financial Statements

                                February 14, 1999

Note D:   Year 2000 compliance
------------------------------

     The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities.

     The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                                 QUEST NET CORP
                                 --------------
                          (A Development Stage Company)

                                      INDEX

                                                                           Page
                                                                           ----

Consolidated balance sheet as of December 31, 1999 (unaudited)............ F-37

Consolidated  statements of  operations,
  for the six months ended  December 31,
  1999 (unaudited) and 1998 (unaudited),
  and for the period from November 28, 1995
  (inception) through December 31, 1999 (unaudited)....................... F-38

Consolidated statements of cash flows, for the
  six months ended December 31, 1999 (unaudited) and 1998
  (unaudited), and for the period from November 28, 1995
  (inception) through December 31, 1999 (unaudited)....................... F-39

Notes to consolidated interim unaudited financial statements.............. F-40


                                QUEST NET CORP.
                                ---------------
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1999

                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS
        Cash......................................................  $1,571,582
        Accounts receivable, net of $867,842 allowance............      22,311
        Accounts receivable, related parties......................           -
        Accounts receivable, other................................      32,612
        Marketable securities.....................................      82,252
        Advances made to acquistion candidate.....................     100,000
        Other current assets......................................      69,261
                                                                    ----------
                        TOTAL CURRENT ASSETS .....................   1,878,018

PROPERTY AND EQUIPMENT, net of
        accumulated depreciation of $593,236 .....................   1,954,070

PROPERTY NOT IN SERVICE ..........................................     345,000

INTANGIBLE ASSETS, net of
        accumulated amortization of $138,208 .....................     404,276

DEPOSITS..........................................................      47,126
                                                                    ----------
                                                                    $4,628,490
                                                                    ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable..........................................  $  499,995
        Accrued compensation......................................     711,583
        Accrued expenses..........................................      25,519
        Accrued payroll taxes.....................................      36,111
                                                                    ----------
                        TOTAL CURRENT LIABILITIES                    1,273,208
                                                                    ==========
SHAREHOLDERS' EQUITY
        Preferred stock, no par value; 5,000,000 shares authorized;
          -0- shares issued and outstanding, respectively.........           -
        Common stock, no par value; 50,000,000 shares authorized;
          22,217,022 shares issued and outstanding................  14,063,296
          47,000 outstanding common stock warrants................       7,191
          10,000 outstanding common stock options.................      25,800
        Additional paid in capital................................     341,700
        Deficit accumulated during development stage.............. (11,082,705)
                                                                    ----------
                        TOTAL SHAREHOLDERS' EQUITY ...............   3,355,282
                                                                    ----------
                                                                    $4,628,490
                                                                    ==========

        The accompanying notes are an integral part of these statements




                                QUEST NET CORP.
                                ---------------
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  November 28,
                                                                                      1995
                                                                                   (inception)
                                                         For the Six Months Ended    Through
                                                                 December,         December 31,
                                                             1999         1998         1999
                                                         (Unaudited)  (Unaudited)  (Unaudited)
                                                         -----------  -----------  ------------
REVENUES
   Internet related services............................ $   108,817  $    69,416  $    245,178
   OTHER:

     Bandwith sales.....................................           -      396,000       396,000
     Software sales and development.....................           -      531,237       537,837
                                                         -----------  -----------  ------------
                   TOTAL REVENUES ......................     108,817      996,653     1,179,015
                                                         -----------  -----------  ------------
COSTS AND EXPENSES
   Cost of internet related services....................      16,477       62,042       111,565
   Cost of revenues - software sales and development....           -      600,000       600,000
   Stock based compensation.............................     668,203    5,432,059     7,697,688
   Bad debt expense.....................................           -      867,667       893,095
   Salaries and bonuses.................................     398,639      152,270       781,799
   Consulting fees, related party.......................           -        1,572       135,000
   General and administrative...........................     694,054      144,779     1,301,379
   Depreciation and amortization........................     415,466       11,625       728,833
   Loss on disposal of assets...........................           -            -        56,559
                                                         -----------  -----------  ------------
                    TOTAL OPERATING EXPENSES............   2,192,839    7,272,014    12,305,918
                                                         -----------  -----------  ------------
                    OPERATING LOSS......................  (2,084,022)  (6,275,361)  (11,126,903)

NON-OPERATING INCOME (EXPENSE)
   Interest expense.....................................     (33,872)           -       (39,815)
   Interest income......................................      63,927            -        72,493
   Unrealized loss on marketable securities.............     (17,751)           -       (17,751)
   Proceeds from settlement.............................     109,454            -        19,454
   Other, net...........................................       9,817            -         9,817
                                                         -----------  -----------  ------------
                    NET LOSS BEFORE INCOME TAXES........  (2,042,447)  (6,275,361)  (11,082,705)

INCOME TAXES............................................           -            -             -
                                                         -----------  -----------  ------------
                     NET LOSS........................... $(2,042,447) $(6,275,361) $(11,082,705)
                                                         ===========  ===========  ============
NET LOSS PER SHARE:
   Basic................................................      $(0.09)      $(1.12)
                                                         ===========  ===========
   Diluted..............................................      $(0.09)      $(1.12)
                                                         ===========  ===========
SHARES USED FOR COMPUTING NET LOSS PER SHARE:
   Basic................................................  22,180,102    5,624,042
                                                         ===========  ===========
   Diluted..............................................  22,180,102    5,624,042
                                                         ===========  ===========

        The accompanying notes are an integral part of these statements


                                QUEST NET CORP.
                                ---------------
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     November 28,
                                                                                        1995
                                                                                     (inception)
                                                         For the Six Months Ended      Through
                                                                December 31,         December 31,
                                                             1999         1998           1999
                                                         (Unaudited)   (Unaudited)    (Unaudited)
                                                         -----------   -----------   ------------
OPERATING ACTIVITIES
  Net loss.............................................  $(2,042,447)  $(6,273,789)  $(11,082,705)
  Transactions not requiring cash:
    Depreciation and amortization......................      423,832        11,625        737,199
    Loss on disposal of assets.........................            -             -         56,559
    Increase to allowance for doubtful accounts........            -       867,667        867,842
    Non-cash software cost of revenues.................            -       600,000        600,000
    Stock based compensation expense...................      668,203     5,432,059      7,697,688
    Unrealized loss on marketable securities...........       17,751             -         17,751

  Changes in current assets and current liabilities:
    Increase in receivables, prepaid expenses,
      marketable securities and current deposits.......     (181,672)     (859,194)    (1,092,029)
    Increase/(decrease) in accounts payable and
      accrued liabilities..............................      327,191        52,063        453,428
                                                         -----------   -----------   ------------
                NET CASH (USED IN)
                OPERATING ACTIVITIES...................     (787,142)     (169,569)    (1,744,267)
                                                         -----------   -----------   ------------
INVESTING ACTIVITIES
  Equipment and leasehold purchases....................     (862,239)      (71,852)      (980,995)
  Proceeds from sale of equipment......................            -             -          2,100
  Cash refunded/(paid for) non-current deposits........       22,674       (32,047)       (46,576)
  Advances made to acquisition candidate...............     (100,000)            -       (100,000)
  Purchase of Wings Online, Inc,
    net of $-0- cash received..........................            -             -       (135,000)
                                                         -----------   -----------   ------------
                 NET CASH (USED IN)
                 INVESTING ACTIVITIES..................     (939,565)     (103,899)    (1,260,471)
                                                         -----------   -----------   ------------
FINANCING ACTIVITIES
  Capital contribution.................................            -             -             70
  Sale of preferred stock..............................            -             -          3,000
  Sale of common stock and warrants....................            -       150,000      5,926,200
  Redemption of preferred stock........................   (1,000,000)            -     (1,000,000)
  Cash paid for offering costs.........................            -        (2,950)      (352,950)
  Proceeds from issuance of notes to related party.....            -       213,140        214,900
  Principal payments of related party notes............            -             -       (214,900)
                                                         -----------   -----------   ------------
                 NET CASH (USED IN) PROVIDED BY
                 FINANCING ACTIVITIES..................   (1,000,000)      360,190      4,576,320
                                                         -----------   -----------   ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS...   (2,726,707)       86,722      1,571,582
Cash and cash equivalents, beginning...................    4,298,289            43              -
                                                         -----------   -----------   ------------
                 CASH AND CASH EQUIVALENTS, ENDING       $ 1,571,582   $    86,765   $  1,571,582
                                                         ===========   ===========   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest.................................  $    33,872   $         -   $     39,815
                                                         ===========   ===========   ============
Cash paid for income taxes.............................  $         -   $         -   $          -
                                                         ===========   ===========   ============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
2,000,000 common shares issued for property............  $         -   $         -   $    125,274
2,649,054 common shares issued for property............  $-            $   724,520   $  1,031,520
160,000 preferred shares issued for
  property and software................................  $-            $         -   $  1,600,000
24,000 common shares issued for payment
  of offering costs....................................  $-            $         -   $     15,000
29,326 common shares issued in acquisiton of
  Wings Online, Inc. ..................................  $-            $         -   $    200,000

        The accompanying notes are an integral part of these statements

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note A:  The Company
--------------------

Quest Net Corp. (the "Company") was incorporated in the state of Colorado on November 28, 1995 under the name A. P. Sales, Inc. The Company was formed for the purpose of entering the office furniture repair and reconditioning market. In June of 1998, the Company acquired certain assets related to the internet services industry and became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operations, including server hosting, Internet connectivity, and Internet technology services. At that time, the Company changed its name to Quest Net Corp. The Company reincorporated in Florida in December 1998.

As shown in the accompanying financial statements, the Company incurred a net loss of $2,042,447 for the six months ended December 31, 1999, and has a limited operating history. Those factors, as well as the uncertain condition that the Company faces as a new business with an unproven business model entering the new and rapidly evolving market of online commerce and the Internet, create an uncertainty about the Company's ability to continue as a going concern.

Management plans to commence significant operations during the next fiscal year, reduce expenses resulting from stock based compensation and raise an additional $5,000,000 in equity financing. The ability of the Company to continue as a going concern is dependent on the success of these plans, and ultimately upon achieving profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note B:  Basis of presentation
------------------------------

Principles of Consolidation
---------------------------

The consolidated statements include the accounts of the Company and its wholly-owned subsidiaries Wings Online, Inc., IP Quest Corp., Quest Wireless Corp., Globalbot Corp., QuesTel Corp. and Quest Fiber Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note B:  Basis of presentation, continued
-----------------------------------------

Interim Statements
------------------

The interim period financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's annual financial statements, notes and accounting policies thereto included in the Company's Annual Report on Form SB-2 (or Form 10-SB) for the year ended June 30, 1999.

During the interim period the Company purchased marketable securities and has adopted the following accounting policy:

         Marketable securities consist of equity securities and are stated at current market value. All equity securities are considered "trading" securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Accordingly, unrealized gains and losses on equity securities are reflected in the accompanying statements of operations.

The results of operations for the interim periods presented herein are not necessarily indicative of the results that may be expected for future periods. In the opinion of management, the unaudited interim financial statements furnished reflect all adjustments necessary (which all are of a normal recurring nature) for a fair presentation of the Company's financial condition as of December 31, 1999, and the results of its operations and cash flows for the interim periods ended December 31, 1999 and 1998 and for the period from November 28, 1995 (inception) through December 31, 1999.

Note C:  Shareholders' equity
-----------------------------

The Company issued 160,022 shares of its common stock to certain officers pursuant to employment agreements. The liability for the shares was recorded at June 30, 1999 for a total of $1,037,015. Once the shares was issued the Company reclassified the liability to common stock.

The Company issued 500 and 1,000 shares of its common stock to two individuals for payment of consulting fees and settlement of a lease dispute, respectively. The transactions were recorded at the market value of the Company's stock, $4.00 and accordingly charged $6,000 to operations. The Company also issued 10,000 shares to employees as bonus compensation and recorded a charge to operations for $31,870.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note C:  Shareholders' equity, continued
----------------------------------------

During the six months ended December 31, 1999 the Company redeemed 100,000 shares of its outstanding preferred stock for $1,000,000. In consideration for non-redemption by the date required in the preferred stock agreement, the Company paid $33,872 in interest to the preferred shareholder.

Pursuant to a management agreement with the President of the Company, the Company accrued a liability for 150,000 shares of the Company's restricted common stock due to the Executive Chairman of the Board. The Company accrued the 150,000 shares at a rate of 25,000 shares per month in each of the six months ended December 31, 1999. The total compensation expense of $500,000 was based on the closing price of the company's common stock at the end of each of those six months. The $500,000 is included in accrued compensation.

Pursuant to an employment agreement with a past President of the Company, the Company accrued a liability for 50,000 shares of the Company's restricted common stock due to the President who served in that capacity from October 11, 1999 through February 21, 2000. The Company accrued the 50,000 shares at a rate of 16,667 shares per month in each of the three months ended December 31, 1999. The total compensation expense of $130,333 was based on the closing price of the company's common stock at the end of each of those three months. The $130,333 is included in accrued compensation.

Note D:  Wings Online, Inc. ("Wings")
-------------------------------------

The following pro forma condensed consolidated statement of operations gives effect to the acquisition of Wings as if it had occurred at the beginning of the period presented. The pro forma condensed consolidated statement of operations are not necessarily indicative of results of operations had the acquisition occurred at the beginning of the periods presented nor of results to be expected in the future.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1999

                                                                                        Pro Forma
                                                   Quest Net     Wings    Adjustments  Consolidated
                                                  -----------  ---------  -----------  ------------
Revenues .......................................  $   996,653  $  37,637               $  1,034,290
Operating expenses .............................   (7,270,442)   (24,206)     (55,270)   (7,349,918)
(Loss) income from operations ..................   (6,273,789)    13,431      (55,270)   (6,315,628)
Interest expense ...............................            -       (371)           -          (371)
Interest income ................................            -          -            -             -
Net (loss) income ..............................   (6,273,789)    13,060      (55,270)   (6,315,999)
Net (loss) income per share-basic and diluted ..  $     (1.12) $   65.30               $      (1.12)
Basic and diluted shares outstanding ...........    5,624,042        200       29,126     5,653,168


                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note D:  Wings Online, Inc. ("Wings"), continued
------------------------------------------------

The adjustments include the amortization expense resulting from the non-compete agreement as if the agreement was amortized for the period presented, of $55,270 and the 29,326 (net of the 200 Wings shares) share increase to weighted shares outstanding to give effect of the shares issued in the acquisition.

The pro forma condensed consolidated financial information do not show any adjustments for a change in the income tax benefit as the total pro forma consolidated benefit for income taxes would be offset by any valuation allowance due to any deferred tax asset derived from net operating losses. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

Note E:  Income taxes
---------------------

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during the six months ended December 31, 1999 resulting in a deferred tax asset, which was fully allowed for, therefore the net benefit and expense result in $0 income taxes.

Note F:  Property and equipment
-------------------------------

As discussed in Note A herein, the Company has not yet fully commenced planned operations. The cost of equipment not being used at June 30, 1999 was $434,144. During the six months ended December 31, 1999 the Company placed into service $89,144 of its idle equipment. The equipment placed in service was the equipment purchased from AVX Communications. The Company has not recorded any depreciation expense related to the remaining $345,000 of unused equipment. Management expects the equipment to be placed in service during the Company's next fiscal year.

During the six months ended December 31, 1999 the Company purchased equipment for its wireless services totaling $595,905. The equipment was placed in service during the period. In accordance with the vendor supplying the equipment to the Company, the Company pays for equipment delivered and installed. The total anticipated purchases for wireless equipment from the vendor is approximately $2 million. At December 31, 1999 the Company has recorded a payable due to the vendor for approximately $370,300 for equipment received and placed in service.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note G:  Contingencies
----------------------

On August 19, 1999 the Company entered into a settlement agreement with PSINet, Inc. whereby PSINet agreed to pay the Company $19,454 and also assign a receivable due from Pact to the Company. The Company recorded the $19,454 as settlement proceeds, a non-operating income account. Further the Company did not record the amount of the receivable due from Pact as the Company as collection of the receivable is not certain.

Note H:  Quest S.A.
-------------------

On November 23, 1999 the Company entered into a Stock Purchase Agreement with Africainternet Corp whereby the Company would purchase 49% of the outstanding stock of Africainternet in exchange for $4 million dollars comprising of $200,000 cash and $3.8 million of the Company's common stock. On November 23, 1999 the Company paid $100,000 as required by the agreement. On March 5, 2000 both parties rescinded the Stock Purchase Agreement and returned to each party all consideration exchanged except for $100,000 that the Company had paid to Africainternet. The $100,000 was consideration for the rescission of the agreement. In January 1999 the Company had paid the remaining $100,000 to Africainternet as required by the agreement. Upon rescission, Africainternet issued the Company a note for the repayment of the $100,000.

Note I:  Subsequent events
--------------------------

Stock option awards

The Executive Chairman of the Board, who is also a former president of the Company has a bonus plan arrangement whereby he receives options, exercisable at $.012 per share, for total shares representing every $100 of increase in total earning assets. On February 23, 2000 the board of directors determined that the increase in total earning assets, since the grant of the last bonus based on this arrangement, was $6,835,000. The 68,350 options were granted on February 23, 2000 when the price of the Company's common stock was $1.87. The Company plans to record stock compensation expense of $127,815, and a corresponding entry to outstanding stock options.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note I:  Subsequent events, continued
-------------------------------------

Changes in executive management

On February 21, 2000, R. Delmedico the President of the Company since October 11, 1999 was terminated. As part of the termination agreement, Ms. Delmico received $50,000 and the right to collect 50,000 shares of the Company's common stock which the Company had accrued over the three months ended December 31, 1999. Mr. Pereira replaced Ms. Delmedico.

On March 1, 2000 Mr. Pereira resigned as President of the Company however, Mr. Pereira retained his position as Executive Chairman of the Board, including the rights assigned to him from his employment contract dated March 20, 1998.

Acquisition of CWTEL, Inc.

On February 25, 2000 the Company entered into a Stock Purchase Agreement with CWTEL, Inc. whereby the Company would purchase all of the outstanding common shares of CWTEL, Inc. in exchange for $1.2 million. The consideration would be comprised of $500,000, of which $300,000 is to be guaranteed by the issuance of 30,000 shares of the Company's $10.00 stated value preferred stock, and restricted common stock valued at $700,000.

Concurrent with the agreement, the sole shareholder of CWTEL, Inc. became the President of the Company. The new President of the Company entered into an employment agreement with the Company, whereby the new President would receive a five-year contract commencing April 1,2000. Upon signing the agreement, the new President received 1,000,000 options to purchase the Company's common stock which vest at the rate of 50,000 shares every six months and 50,000 shares for each time the Company's two- month sustained revenue is increased by $1,000,000. Upon signing, the new President also received a stock grant of 50,000 shares of the Company's common stock.